EX 10.15










                          DATED 31/3/99



               Field Group Public Limited Company



                              -and-



                         Keith Gilchrist


                     _______________________


                        SERVICE AGREEMENT


                     _______________________



















THIS AGREEMENT is made on 31/3/99

BETWEEN:

(1)  Field Group Public Limited Company (registered in England
     No. 2586987) whose registered office is at Misbourne House, Badminton Court, Rectory Way, Old Amersham, Bucks HP7 0DD (the "Company") which is a member of the Chesapeake Corporation, James Center II, 1021 E. Cary Street, Box 2350, Richmond, VA 23218-2350, USA, ("Chesapeake") and

(2)  Keith Gilchrist of "The Tudor House", Devonshire Avenue,
     Amersham, Bucks HP6 5JF (the "Director")

WHEREBY IT IS AGREED as follows:

1.   DEFINITIONS

In this Agreement:

"Associated Company"          means a company which is from time
                              to time a subsidiary or a holding
                              company of the Company or a
                              subsidiary (other than the Company)
                              of a holding company of the
                              Company.  In this definition
                              "subsidiary" and "holding company"
                              have the same meanings as in
                              section 736 Companies Act 1985, as
                              originally enacted;

"Board"                       means the Board of Directors from
                              time to time of the Company;

"Chesapeake Company"          means Chesapeake and any company
                              which is from time to time a
                              subsidiary or a holding company of
                              Chesapeake or a subsidiary (other
                              than Chesapeake) of a holding
                              company of Chesapeake with the
                              exception of the Company and each
                              Associated Company.  In this
                              definition "subsidiary" and
                              "holding company" have the same
                              meanings as in Section 736
                              Companies Act 1985, as originally
                              enacted;




                               -2-
"Confidential Information"    means all Know-how and Marketing
                              Information and any other
                              commercial, financial, technical or
                              other confidential information
                              (including trade secrets, secret
                              formulae, secret processes,
                              methods, appliances, machinery
                              used, experiments or research
                              carried out) relating to the
                              business of the Company or any
                              Associated Company or any
                              Chesapeake Company;

"Know-how"                    means information (including
                              without limitation, that comprised
                              in formulae, specifications,
                              designs, drawings, components
                              lists, databases, software (or pre-
                              cursor documents), manuals,
                              instructions and catalogues) held
                              in whatever form relating to the
                              production, creation, supply or
                              provision of the products or
                              services of the Company or any
                              Associated Company or any
                              Chesapeake Company; and

"Marketing Information"       means information relating to the
                              marketing or sales of any products
                              or services of the Company and any
                              Associated Company and any
                              Chesapeake Company, including,
                              without limitation, lists of
                              customers' and suppliers' names,
                              addresses and contracts, sales
                              targets and statistics, market
                              share and pricing statistics,
                              marketing surveys, research reports
                              and advertising and promotional
                              material.

2.   TERM OF APPOINTMENT

(A)  The Director shall serve the Company as Chief Executive-
     Field Group, or in such other capacity of a like status as the Company may require. The Company may give to the Director not less than 36 months' notice in writing or by the payment of 36 months' salary and other contractual benefits in lieu thereof at any time and the Director may


                               -3-
     give to the Company not less than 12 months' notice in writing at any time.

(B) The Director's employment shall in any event terminate on the date on which the Director reaches the age of 60.

3.   POWERS AND DUTIES

(A) The Director shall exercise such powers and perform such duties (not being duties inappropriate to his status as a Director of the Company) in relation to the business of the Company or any Associated Company or any Chesapeake Company as may from time to time be vested in or assigned to him by the President and CEO, Chesapeake. The Director shall comply with all reasonable directions from, and all regulations of, the Board and shall report to such person as is the President and CEO, Chesapeake, from time to time.

(B) The Director, who shall work such hours as may reasonably be required for the proper performance of his duties, shall devote the whole of his time, attention and abilities during those hours to carrying out his duties in a proper, loyal and efficient manner.

(C) The Director shall travel to such places as the Company may from time to time reasonably require.

(D) The Director's normal place of work shall be in Amersham, or such other location as may be agreed between the Company and the Director from time to time.

(E) The Company shall be under no obligation to vest in or assign to the Director any powers or duties or to provide any work for the Director, and the Company may at any time or from time to time during any period of notice as specified in Clause 2(A) of this Agreement or in circumstances in which it reasonably believes that the Director is guilty of gross misconduct or in breach of this Agreement in order that the circumstances giving rise to that belief may be investigated suspend the Director from, the performance of his duties or exclude him from any premises of the Company. Salary and other contractual benefits will not cease to be payable by reason only of such suspension or exclusion.

4.   SALARY

(A) The Director shall be paid monthly in arrears for his services during his employment a salary at a rate of


                               -4-
     L215,000 per annum or at such higher rate or rates as the Board may from time to time determine and notify to the Director in writing.

(B) The Director shall also be paid such bonuses as the Board, in its absolute discretion, may from time to time determine.

     At the time of writing this contract the target bonus payment for achievement of budget and agreed objectives for this position is 50% of salary.

(C) At least once in each 12 months the Company shall review, but shall not be obliged to increase, the salary payable under this Agreement. The first such review shall be in April 2000.

(D) The Director shall not be entitled to any other salary or fees as a director or employee of the Company or any Associated Company and the Director shall, as the Company may direct, either waive his right to any such salary or fees or account for the same to the Company.

5.   PENSIONS

     The Director is a member of the Field Group Pension Scheme, the trust deed and rules of which are available for inspection at the Company Secretary's office at any time upon reasonable notice. Employee contributions to the Field Group Pension Scheme will be deducted from salary. For the avoidance of doubt, nothing in this Agreement shall affect either the accrued rights and benefits of the Director under the Field Group Pension Scheme, or the trust deed and rules thereof currently in force and the Director's rights and benefits under the Field Group Pension Scheme shall not be affected hereby.

     A contracting out certificate is in force in respect of the employment under this Agreement.

6.   CAR

     The Company shall provide for the Director a motor car suitable for a person of his status and shall bear or reimburse its costs, including fuel costs attributable to reasonable private mileage subject to the payment by the Director of such charges as may from time to time be applicable as contributions for such private use. The Director shall take good care of the car, procure that the


                               -5-
     provisions of any policy of insurance are observed and return the car as the Company may reasonably direct immediately upon the termination of his employment, which for the avoidance of doubt shall be taken to be the expiry of the notice period specified herein upon such termination if applicable.

7.   OTHER BENEFITS

     The Company shall provide for the Director, in each case on terms no less favourable than those that currently prevail:

     (i) cover for the Director, his wife and dependent children under the age of 21 or under the age of 25 if in full time education under such privately insured medical care scheme as the Company considers appropriate and, in any event, subject to the Director's complying at all times with conditions as to eligibility as prescribed from time to time by the relevant insurer; and

     (ii) cover for the Director under such life assurance scheme as the Company considers appropriate providing cover for such sum as the Company Secretary shall notify to the Director from time to time.

8.   EXPENSES

     The Company shall reimburse to the Director against production of receipts if requested all reasonable travelling, hotel, entertainments and other out-of-pocket expenses which he may from time to time be authorised to incur in the execution of his duties hereunder. Expenses of the Director are subject to the approval of and authorisation by the President and CEO, Chesapeake or such person as he may designate.

9.   HOLIDAYS

     In addition to bank and other public holidays, the Director will be entitled to 26 working days' paid holiday in every calendar year to be taken at such time or times as may be approved by the President and CEO, Chesapeake. Holidays not taken in the calendar year of entitlement will, unless otherwise agreed by the Company in writing, be lost.





                               -6-
10.  INVENTIONS AND IMPROVEMENTS

(A) It shall be part of the normal duties of the Director at all times:

     (i) to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company, or any Associated Company or any Chesapeake Company, with which he is concerned or for which he is responsible might be improved; and


     (ii) promptly to give to the Secretary of the Company full details of any invention or improvement which he may from time to time make or discover in the course of his duties; and

     (iii) to further the interests of the Company's undertaking with regard thereto.

     Subject to the Patents Act 1977, the Company shall be entitled free of charge to the sole ownership of any such invention or improvement and to the exclusive use thereof.

(B) The Director shall forthwith and from time to time both during his employment and for such reasonable time thereafter at the request and cost of the Company apply for and execute and do all such documents acts and things as may in the opinion of the Board be necessary or conducive to obtain letters patent or other protection for any such invention or improvement in any part of the world and to vest such letters patent or other protection in the Company or its nominees.

(C) The Director hereby irrevocably authorises the company for the purposes of this Clause to make use of the name of the Director and to sign and to execute any documents or do any thing on his behalf (or where permissible to obtain the patent or other protection in its own name or in that of its nominees).

(D) The Director shall not knowingly do anything to imperil the validity of any patent or protection or any application therefor but shall at the cost of the Company render all possible assistance to the Company, or any Associated Company or any Chesapeake Company, both in obtaining and in maintaining such patents or other protection.



                               -7-
(E) The Director shall not either during his employment or thereafter exploit or assist others to exploit any invention or improvement which he may from time to time make or discover in the course of his duties or (unless the same shall have become public knowledge) make public or disclose any such invention or improvement or give any information in respect of it except to the Company or as it may direct.

(F) The Director hereby irrevocably and unconditionally waives in favour of the Company, it licensees and successors-in-title any and all moral rights arising pursuant to the provisions of Chapter IV of the Copyright, Designs and Patents Act 1988 in any works (existing or future) the subject of copyright made by the Director in the course of his employment and any and/or other moral rights under any legislation now existing or in future enacted in any part of the world.

(G) The Director shall, at the request and expense of the Company, take all steps that may be necessary to enforce against any third party his moral rights in any copyright work owned by the Company or any Associated Company or any Chesapeake Company.

11.  CONFIDENTIAL INFORMATION ETC

(A) The Director shall not, either during the continuance of his appointment under this Agreement (except in the proper performance of his duties hereunder) or at any time after its termination:

     (i) directly or indirectly make use of or divulge or communicate to any person, firm, company, partnership or organisation any of the Confidential Information of which the Director may have become possessed during the continuance of his employment with the Company or any Associated Company; or

     (ii) copy or reproduce in any form or by or on any media or device (or allow others so to copy or reproduce) documents, disks, tapes or other material containing or referring to Confidential Information.

(B) All documents (including copies) disks, tapes and other material held by the Director containing or referring to Confidential Information or relating to the affairs and business of the Company or any Associated Company (and whether or not prepared by the Director or supplied by the


                               -8-
     Company or any relevant Associated Company and shall be delivered by the Director to the Company forthwith upon request and in any event upon the termination of the Director's employment by the Company. Further, if requested by the Board, the Director shall delete any Confidential Information from any re-usable material.

(C) The restrictions contained in this Clause shall cease to apply to Confidential Information which has come into the public domain otherwise than as a result of any breach by the Director or which the Director is required to disclose by any applicable law.

12.  NON-SOLICITATION

     The Director shall not for a period of one year after the termination of his employment with the Company (howsoever caused) either personally or by an agent directly or indirectly:

     (i) either on his own account or for any other person, firm, company or organisation or in association with or in the employment of any other person, firm, company or organisation solicit or serve or interfere with or endeavour to entice away from the Company or any Associated Company any person, firm, company or organisation who within one year up to the date of such termination was a customer of the Company or any Associated Company and with whom the Director had contact; or

     (ii) either on his own account or for any other person, firm, company or organisation solicit or interfere with or endeavour to entice away from the Company any person who within one year up to the date of such termination was an employee in a sales executive or design or technical capacity, or a director or consultant of the Company or any Associated Company and with whom the Director dealt (other than in a de minimis way) at any time during the said period; or

     (iii) employ in any capacity or offer employment in any capacity to or enter into or offer to enter into partnership with any person in relation to whom Clause 12(ii) is applicable; or

     (iv) represent himself as being in any way connected with or interested in the business of the Company or any Associated Company or any Chesapeake Company.

                               -9-

13.  NON-COMPETITION

(A) During his employment the Director shall not (unless otherwise agreed in writing by the Company) undertake any other business or profession or be or become an employee or agent of any other company, firm or person or assist or have any financial interest in any other business or profession. The Director may, however, hold or acquire by way of bona fide investment any shares or other securities of any company which are listed or dealt in on any recognised stock exchange or eligible shares in qualifying companies as those expressions are defined in section 289 and section 293 respectively of the Income and Corporation Taxes Act 1988 (Business Expansion Schemes) unless the Company shall require him not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or tending to compete with the business of the Company or any Associated Company.

(B) The Director will not for a period of one year after the date of the termination of his employment with the Company (howsoever caused) either personally or by an agent directly or indirectly either on his own account or for any other person, firm or company or in association with or in the employment of any other person, firm or company be engaged in or concerned directly or indirectly in any executive, technical or advisory capacity in any business concern (of whatever kind) which is in competition with the business of the Company or any Associated Company. This Clause shall not restrain the Director from being engaged or concerned in any business concern in so far as the Director's duties or work shall relate solely:

     (i) to geographical areas where such business concern is not in competition with the Company or any Associated Company; or

     (ii) to services or activities of a kind with which the Director was not concerned to a material extent during his employment with the Company or any Associated Company.

14.  RETURN OF PAPERS, ETC

     The Director shall promptly whenever requested by the Company and in any event upon the termination of his employment deliver up to the Company all lists of clients or customers, correspondence and all other documents,


                              -10-
     papers and records which may have been prepared by him or have come into his possession, custody or control in the course of his employment, and the Director shall not be entitled to and shall not retain any copies thereof. Title and copyright therein shall vest in the Company.

15.  RESIGNATION OF DIRECTORSHIPS

     The Director shall resign from the Board and the boards of any Associated Company of which he is Director:

     15.1 if at any time during his employment under this Agreement the Director is prevented from performing his duties whether through long term sickness or because the Company has exercised its rights under clause 3(E) or otherwise howsoever and the Company requires the Director to resign; and in any event

     15.2 on the termination of the Director's employment for whatsoever reason.

16.  SICKNESS

     Subject to production, if requested, of medical certificates satisfactory to the Company, remuneration will not cease to be payable by reason only of the Director's incapacity for work due to sickness or accident but any such remuneration shall include any sums the Company is obliged to pay to the Director pursuant to the Social Security and Housing Benefits Act 1982 (Statutory Sick Pay). The Company may reduce remuneration during incapacity by an amount equal to the benefit (excluding any lump sum benefit) which the Director would be entitled to claim during such incapacity under the then current Social Security Acts (whether or not such benefit is claimed by the Director).

17.  TERMINATION OF EMPLOYMENT

     If the Director:

     (i) shall be or become incapacitated from any cause whatsoever from efficiently performing his duties hereunder for 12 months in aggregate in any period of 18 consecutive months; or

     (ii) shall have an order under section 252 of the Insolvency Act 1986 made in respect of him or if an interim receiver of his property is appointed under section 286 of that Act; or

                              -11-
     (iii) shall be or become prohibited by law from being a director; or

     (iv) shall be guilty of gross misconduct or shall commit any serious or persistent breach of any of his obligations to the Company or any Associated Company or any Chesapeake Company (whether under this Agreement or otherwise); or

     (v) shall refuse or neglect to comply with any lawful orders falling within the scope of his duties hereunder given to him by the Company,

     then the Company shall be entitled by notice in writing to the Director to terminate forthwith his employment under this Agreement. The Director shall have no claim against the Company by reason of termination pursuant to paragraphs
     (ii), (iii), (iv) or (v) above.

     Any delay or forbearance by the Company in exercising any right of termination shall not constitute a waiver of it.

18.  DISCIPLINARY RULES AND GRIEVANCE PROCEDURE

     (A) The Director is expected at all times to conduct himself in a manner consistent with his status and is bound by the disciplinary rules in force in relation to the Director from time to time.

          If the Director is dissatisfied with any disciplinary decision, he may appeal to Thomas H. Johnson whose decision shall be final.

     (B) If the Director wishes to seek redress for any grievance relating to his employment he should first discuss the matter with Thomas A. Smith. If the matter is not then settled he should submit his grievance to Thomas H. Johnson in writing whose decision on such grievance shall be final.

19.  CONTINUOUS EMPLOYMENT

     The Director's employment since 20 July 1981 counts as part of the Director's continuous period of employment with the Company for the purpose of the Employment Rights Act 1996.

20.  NOTICES

     Any notice may be given personally to the Director or to the Secretary of the Company (as the case may be) or may be

                              -12-
     posted to the Company (for the attention of its Secretary), at its registered office for the time being or to the Director either at his address given above or at his last known address. Any such notice sent by post shall be deemed served 48 hours after it is posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and put in the post.

21.  OTHER AGREEMENTS

     The Director acknowledges and warrants that there are no agreements or arrangements whether written, oral or implied between the Company or any Associated Company and the Director relating to the employment of the Director other than those expressly set out or referred to in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein. In particular, the Director acknowledges that this Agreement is in substitution for the service agreement entered into between the Company and the Director dated 1 April 1997 (the "Former Agreement"). In consideration of the Company entering into this Agreement, the Director renounces all his right and interest in the Former Agreement and acknowledges that he has no claim whatsoever against the Company in respect of the waiver of his rights under the Former Agreement.

22.  GOVERNING LAW

     This Agreement shall be governed by and construed under English law.

     IN WITNESS whereof this Agreement has been signed by or on behalf of the parties hereto the day and year first before written

     SIGNED by Thomas H. Johnson   /s/  Thomas H. Johnson
     on behalf of the company      -----------------------
     in the presence of:                Thomas H. Johnson

                                   /s/  Susan H. Hairfield
                                   -----------------------
                                        Susan H. Hairfield

     SIGNED by K. Gilchrist in     /s/  Keith Gilchrist
     the presence of:              -----------------------
                                        Keith Gilchrist

                                   /s/  Marion Baker
                                   -----------------------
                                        Marion Baker
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